                                                                    Exhibit 10.7


                                  CONTRIBUTION

                                   AGREEMENT

                                 by and between

                  PRENTISS PROPERTY ACQUISITION PARTNERS, L.P.

                                      and

                       PRENTISS PROPERTIES LIMITED, INC.



                                 August 5, 1996

                               TABLE OF CONTENTS
                               -----------------
                                                                            Page
                                                                            ----


                                   ARTICLE I.

                       DEFINITIONS; RULES OF CONSTRUCTION

     1.01  Definitions...................................................   (2)
     1.02  Rules of Construction.........................................   (5)

                                  ARTICLE II.

                       PURCHASE AND SALE; PURCHASE PRICE;
                   ASSIGNMENT AND ASSUMPTION; EXCLUDED ASSETS


     2.01  Transfers at Closing; Purchase Price; Assumption
           of Liabilities................................................   (5)
     2.02  Assumption of Liabilities.....................................   (7)
     2.03  Excluded Assets...............................................   (7)
     2.04  Independent Consideration.....................................   (7)
     2.05  Investment Representations and Warranties.....................   (7)

                                  ARTICLE III.

                                    CLOSING
     3.01  The Closing and the Closing Date..............................  (10)
     3.02  PPL's Obligations at the Closing..............................  (10)
     3.03  PPAP's Obligations at the Closing.............................  (11)

                                  ARTICLE IV.

              REPRESENTATIONS AND WARRANTIES, SURVIVAL, COVENANTS

     4.01  Representations and Warranties of PPL.........................  (12)
     4.02  Representations and Warranties of PPAP........................  (16)
     4.03  Survival of Representations and Warranties....................  (17)
     4.04  Obligation to Notify Parties of Change........................  (17)
     4.05  Operation of PPL and Contributed Assets Prior to Closing......  (17)

                                   ARTICLE V.

                             CONDITIONS TO CLOSING
     5.01  Conditions Precedent to PPAP's Obligations....................  (18)
     5.02  Consequences of The Failure of Section 5.01
           Conditions Precedent..........................................  (18)
     5.03  Conditions Precedent to PPL's Obligation to Close.............  (19)

                                  ARTICLE VI.

                             DEFAULTS AND REMEDIES
     6.01  PPL's Defaults; PPAP's Remedies................................ (19)
     6.02  PPAP's Default; PPL's Remedies................................. (20)
     6.03  Attorneys' Fees................................................ (21)

                                  ARTICLE VII.

                           CLOSING COSTS; PRORATIONS
     7.01  Closing Costs.................................................. (21)
     7.02  Proration of Income and Expenses............................... (21)
     7.03  Post-Closing Adjustments....................................... (22)

                                 ARTICLE VIII.

                                INDEMNIFICATION
     8.01  Brokerage Commissions.......................................... (22)
     8.02  PPL Indemnity.................................................. (23)
     8.03  PPAP Indemnity................................................. (23)

                                  ARTICLE IX.

                                   EMPLOYEES
     9.01  Property Employees............................................. (23)
     9.02  Indemnification................................................ (24)

                                   ARTICLE X.

                                 MISCELLANEOUS
     10.01  Notice........................................................ (26)
     10.02  Assignment; Successors and Assigns............................ (26)
     10.03  Severability.................................................. (27)
     10.04  Entire Agreement.............................................. (27)
     10.05  Modification.................................................. (27)
     10.06  Incorporation by Reference.................................... (27)
     10.07  Cooperation; Further Assurances............................... (27)
     10.08  Time is of the Essence........................................ (27)
     10.09  Days.......................................................... (27)
     10.10  Applicable Law................................................ (28)
     10.11  Survival of Representations and Warranties.................... (28)
     10.12  Counterparts.................................................. (28)
     10.13  No Third Party Beneficiaries.................................. (28)
     10.14  Headings...................................................... (28)


                                     (ii)

                             EXHIBITS AND SCHEDULES
                             ----------------------


       Exhibit               Title
       -------               -----

       A-1                   Real Estate Contracts
       A-2                   Service Contracts
       B                     Second Amended and Restated Agreement of Limited
                             Partnership of PPAP



       Schedule              Title
       --------              -----

       2.03                  Excluded Assets
       4.01(g)               Employee Benefit Plans
       4.01(h)               Labor Matters


                                     (iii)

                             CONTRIBUTION AGREEMENT


     THIS CONTRIBUTION AGREEMENT (this "Agreement"), dated as of August 5, 1996, by and between PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("PPAP"), and PRENTISS PROPERTIES LIMITED, INC., a Delaware corporation ("PPL"), recites and provides:

RECITALS:
- --------

     A. PPL has entered or will enter into the purchase and sale agreements, option agreements and rights of first refusal (collectively, "Real Estate Contracts") identified on Exhibit A-1 to acquire certain real properties or certain direct or indirect ownership interests in certain real properties (each, a "Project", as defined in the respective Real Estate Contracts).

     B. PPL has entered or will enter into agreements (the "Insurance Agreements") under which it will acquire certain title insurance and property and casualty insurance assets (collectively, the "Insurance Assets") from Prentiss Properties Risk Management, Inc., a Texas corporation, and Prentiss Properties Title Agency, Inc., a to be formed Texas corporation, respectively.

     C. PPL has entered into an agreement (the "Alliance Agreement") under which it will acquire the interest (the "Alliance Interest") of Prentiss Properties Real Estate Services, Inc., a Texas corporation, in Alliance Management and Leasing, a Texas general partnership.

     D. PPL is a party to the real property management, facilities management, service, development, leasing and other agreements set forth on Exhibit A-2 (collectively, the "Service Contracts").

     E. PPAP desires to acquire and assume, and PPL desires to contribute and assign, (i) PPL's rights under the Real Estate Contracts, the Insurance Agreements, the Alliance Agreement and the Service Contracts (collectively, the "Assumed Contracts"), (ii) the Fixed Assets (as defined herein) and (iii) the Miscellaneous Assets (as defined herein), on the terms and conditions set forth hereinafter.

AGREEMENT:
- ---------

     NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

     1.011   Definitions .  The following terms shall have the indicated
             ------------
meanings:

     An "Affiliate" of any person is a person (i) controlling, controlled by or under common control with such person, with "control" being determined in accordance with concepts developed under the securities laws of the United States or (ii) that owns, directly or indirectly, 10% or more of the outstanding stock, shares or equity interests of such person.

     "Authorizations" shall mean all material licenses, Permits and approvals required by any governmental body with jurisdiction over PPL for the ownership, operation and use by PPL of, and the rendering of services by PPL under, the Contributed Assets or any part thereof.

     "Books and Records" shall mean all financial and other books and records maintained by or for the benefit of PPL in connection with the ownership or operation of, or rendering of services under, the Contributed Assets, which are within the possession or control of PPL or its Affiliates, agents or representatives.

     "Closing" shall mean the meeting described in Section 9.01.
                                                   ------------

     "Closing Date" shall be the date of the closing of the IPO, or such other date as the parties may agree upon.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Common Shares" shall mean common shares of PPL REIT.

     "Contributed Assets" shall mean the assets acquired and assumed by PPAP hereunder, consisting of the Assumed Contracts, the Fixed Assets and the Miscellaneous Assets.

     "Environmental Laws" means all applicable existing federal, state and local statutes, ordinances, orders, rules and regulations issued, promulgated or adopted by any governmental authority having jurisdiction over the Contributed Assets, relating to environmental pollution or protection, together with all existing rules, regulations and orders promulgated thereunder, and all similar applicable existing local, state and federal statutes and regulations promulgated pursuant thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                                      (2)

     "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, which together with PPL would be treated as a single employer under Code Sections 414(b), (c), (m) or (o) or ERISA Section 4001(b).
                                            -------------------------

     "Excluded Assets" shall have the meaning set forth in Section 2.03.

     "Fixed Assets" shall mean all tangible personal property owned by PPL and used in the rendering of services by PPL under the Service Contracts and otherwise in PPL's office and industrial property management business as of the Closing Date, including but not limited to all fixed assets, chattels, machines, machinery, equipment, leasehold improvements, computer hardware, computer software, fixtures, furniture, furnishings, and implements (including related parts, tools and accessories of all kinds).

     "Governmental Regulations" means all laws, ordinances, rules, regulations, statutes, building and fire codes, zoning ordinances, restrictions, restrictive covenants, judgments, orders or decrees, health and environmental laws and regulations and any and all other laws, requirements, standards and regulations or appropriate supervising boards of fire underwriters and other matters of all governmental authorities or courts of competent jurisdiction having jurisdiction over the Project, including, but not limited to the Americans with Disabilities Act.

     "Hazardous Materials" means (i) any chemical, material, or substance defined as or included in the definition of "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any Environmental Laws, (ii) any oil, petroleum or petroleum derived substances, any flammable substances or explosives, any radioactive materials, any asbestos or any substance containing more than 0.1 percent asbestos, any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, any urea formaldehyde insulation, and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Laws.

     "Independent Consideration" shall have the meaning set forth in Section
2.04.

     "IPO" shall mean the initial public offering of PPL REIT Common Shares.

     "IPO Price" shall mean the price at which the Common Shares of PPL REIT are sold in the IPO.

     "Lockup Agreements" shall mean the Agreements between the Principals and Lehman Brothers Inc., on behalf of the underwriters

                                      (3)
of the IPO, under which each Principal agrees generally not to transfer interests in PPL REIT or PPAP owned or controlled, directly or indirectly, by him during the two years after the closing of the IPO.

     "Miscellaneous Assets" shall mean all items of intangible personal property owned by PPL and used in rendering services under the Service Contracts or in connection with the Fixed Assets, including but not limited to the "Prentiss Properties Limited, Inc." name (or derivatives thereof), the Permits, prepaid license and Permit fees and the Books and Records.

     "Partnership Agreement" shall mean the Second Amended and Restated Agreement of Limited Partnership of PPAP, which shall become effective, and shall replace the existing agreement of limited partnership of PPAP, upon the completion of the IPO and the admission of PPL REIT (or a wholly-owned subsidiary thereof) as the general partner of PPAP, in substantially the form of Exhibit B.

     "Permits" means all licenses, consents and permits issued to or for the benefit of PPL and used or relating to the ownership or operation of the Contributed Assets.

     "PPL's Actual Knowledge" or words of similar import shall mean the actual knowledge of one or more of the Principals after due inquiry. For purposes of this definition, "due inquiry" shall mean inquiry of each other Principal.

     "PPL Benefit Plans" shall have the meaning set forth in Section 3.01(i).

     "PPL Financial Statements" shall mean financial statements of PPL at December 31, 1995 and for the three years then ended, and at June 30, 1996 and June 30, 1995 and for the six month periods then ended, prepared in accordance with generally accepted accounting principles consistently applied.

     "PPL REIT" means the corporation or real estate investment trust to be formed by PPL to operate as a real estate investment trust under the Code, to conduct the IPO and to own an interest in, and (through a wholly-owned subsidiary) to serve as general partner of, PPAP.

     "Principals" shall mean Michael V. Prentiss, Thomas F. August, Dennis J. DuBois and Richard B. Bradshaw, Jr.

     "Purchase Price" shall have the meaning set forth in Section 2.01(a).
                                                          ---------------

     "Securities Act" shall mean the Securities Act of 1933, as amended.

                                      (4)

     "Units" shall mean units of limited partnership interest in PPAP.

     1.012     Rules of Construction.  The following rules shall apply to the
               ---------------------
construction and interpretation of this Agreement:

     (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

     (b) All references herein to particular articles, sections, subsections or clauses are references to articles, sections, subsections or clauses of this Agreement.

     (c) The headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

     (d) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto or amendments hereof.


                                   ARTICLE II

                       PURCHASE AND SALE; PURCHASE PRICE;
                   ASSIGNMENT AND ASSUMPTION; EXCLUDED ASSETS

     1.021   Transfers at Closing; Purchase Price; Assumption of Liabilities.
             ----------------------------------------------------------------
(a) At the Closing, PPAP agrees to acquire and assume, and PPL agrees to contribute and assign, the Contributed Assets for the amount calculated and payable as set forth below (the "Purchase Price"):

          (i)   The Purchase Price is the number of Units equal to Gross Shares
      - Excess Purchaser Equity Shares.

          (ii) The terms defined below shall apply for purposes of calculating the Purchase Price under subsection (i) above:

          "CAD" equals the pro forma cash (or funds) available for distribution of PPL REIT for the 12-month period set forth in the Distribution Policy section of the final "red-herring" prospectus for the IPO.

          "Continuing Investor Shares" equals the Continuing Investor Share Purchase Price divided by the IPO Price (as defined in Section 1.01 hereof).

                                      (5)

           "Continuing Investor Share Purchase Price" equals 50% of that portion of the "Purchase Price" (as defined in the PPAP Purchase Agreement) payable under the PPAP Purchase Agreement to the Continuing Investors.

           "Continuing Investors" means Idaho, Ameritech and American (each as defined in the definition of "PPAP Purchase Agreement" below).

           "Distribution Rate" means the dollar amount estimated to be paid as the initial annual distribution on one Common Share of PPL REIT, as set forth in the final "red-herring" prospectus for the IPO.

           "Excess Purchaser Equity Shares" means

                  [(Purchaser Equity) - (Target Equity)] * .50
                  --------------------------------------------
                                   IPO Price

           "Gross Shares" equals

                   [(CAD) * (Payout Ratio)] - [(Public Shares
                     + Continuing Investor Shares + Trustee
            Shares + Real Estate Equity Shares) * Distribution Rate]
            --------------------------------------------------------
                               Distribution Rate

           "Payout Ratio" means the CAD payout ratio (expressed as a percentage) assumed in the final "red-herring" prospectus for the IPO in estimating the initial annual distribution for PPL REIT.

           "PPAP Purchase Agreement" means the Purchase Agreement among PPL, Prentiss Property Acquisition, L.P., Exxon Corporation Master Trust ("Exxon"), Public Employee Retirement System of Idaho ("Idaho"), Ameritech Pension Trust ("Ameritech") and The American Airlines Fixed Benefit Trust ("American"), dated June 12, 1996.

           "Public Shares" means the number of Common Shares sold to public investors in the IPO, disregarding Common Shares issued pursuant to (i) the PPAP Purchase Agreement and (ii) the exercise of the overallotment option granted to the underwriters of the IPO.

           "Purchaser Equity" shall have the same definition as set forth in the PPAP Purchase Agreement, without deduction for the Excess Purchaser Equity Shares.

           "Real Estate Equity Shares" means the aggregate number of Units payable to the transferors of property or interests

                                      (6)
     in property under the Real Estate Contracts (as defined in the Recitals to this Agreement).

           "Target Equity" shall have the same definition as set forth in the PPAP Purchase Agreement.

           "Trustee Shares" means the number of Common Shares issued to the initial independent trustees of PPL REIT, as set forth in the final prospectus for the IPO.

     (b) PPAP will not issue fractional Units. If the calculation in Section 2.01(a) yields a fractional Unit, the number of Units will be rounded to the nearest whole number of Units.

     (c) PPAP may designate an Affiliate to take title to some or all of the Purchase Assets, or any part thereof.

     1.022   Assumption of Liabilities. At the Closing, PPAP will assume, and
             -------------------------
PPL will assign, the Contributed Assets. Except as specifically set forth herein with respect to the performance by PPAP (or its assignee or designee) of obligations arising under the Assumed Contracts from and after the Closing, PPAP does not and will not assume any liability or obligation of any kind of PPL or relating to the business of PPL or the Fixed Assets or Miscellaneous Assets or the performance by PPL under the Assumed Contracts or Miscellaneous Assets prior to the Closing, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown, or otherwise.

     1.023  Excluded Assets.  PPAP shall only acquire and assume, and have the
            ---------------
right to acquire and assume, the Contributed Assets. PPAP shall have no rights with respect to assets of PPL other than the Contributed Assets, including without limitation the assets set forth on Schedule 2.03 (the "Excluded
                                           -------------
Assets").

     1.024  Independent Consideration.  Concurrently herewith PPAP has paid to
            -------------------------
PPL the sum of one hundred dollars ($100), which shall be independent consideration (the "Independent Consideration") for the agreements of PPL set forth herein. The Independent Consideration shall be in addition to the Purchase Price. If the Closing does not occur for any reason, the Independent Consideration shall be deemed earned and shall be retained by PPL.

     1.025  Investment Representations and Warranties.  PPL, for itself and on
            -----------------------------------------
behalf of each Principal (each, a "Representing Party"), hereby represents and warrants as follows, and at Closing, each Representing Party shall execute and deliver to PPAP a certificate confirming the representations and warranties set forth below.

                                      (7)

     (a)   Investment Representations and Warranties.  The Representing Party
           -----------------------------------------
understands the risks of, and other considerations relating to, accepting Units. The Representing Party is an "accredited investor" as defined in the Securities Act, and by reason of its or his business and financial experience, together with the business and financial experience of those persons, if any, retained by it or him to represent or advise it or him with respect to the transactions contemplated by the Agreement, (i) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type, and the Representing Party is capable of evaluating the merits and risks of an investment in PPAP and of making an informed investment decision,
(ii) is capable of protecting its or his own interest or has engaged representatives or advisors to assist it or him in protecting its or his interest, and (iii) is capable of bearing the economic risk of such investment. The Representing Party will on or before closing complete, execute and deliver to PPAP (i) the Prospective Subscriber Questionnaire in substantially the form attached to those Real Estate Contracts under which Units are to be issued, and
(ii) the "lockup" letter agreement in substantially the form attached to those Real Estate Contracts under which Units are to be issued.

     (b) The Representing Party understands that an investment in PPAP involves substantial risks. The Representing Party has been given the opportunity to make a thorough investigation of the proposed activities of PPAP. The Representing Party has been afforded the opportunity to obtain any information deemed necessary by the Representing Party. The Representing Party confirms that all documents, records, and books pertaining to its or his investment in PPAP and requested by it or him have been made available or delivered to the Representing Party. The Representing Party has had an opportunity to ask questions of and receive answers from PPAP, or from a person or persons acting on PPAP's behalf, concerning the terms and conditions of the transactions contemplated by the Agreement and the Representing Party's acquisition of Units. The Representing Party has reviewed and understands the terms and provisions of the partnership agreement of PPAP which will be in effect as of the Closing Date. The Representing Party agrees that, upon its or his receipt of Units issued hereunder, the Representing Party will become a limited partner of PPAP. The Representing Party agrees to promptly execute and deliver partnership agreement signature pages and any and all additional documents or instruments necessary or desirable, in the discretion of PPAP, to further or better evidence (i) the Representing Party's desire to become a limited partner, (ii) the admission of the Representing Party as a partner of PPAP or (iii) the exemption from federal and state securities laws under which the Units to be issued hereunder are issued. The Representing Party has relied upon, and is making an investment decision, solely upon such information as has been provided to the Representing Party in writing by PPAP.

                                      (8)

     (c) The Units to be issued hereunder by PPAP will be acquired by the Representing Party for its or his own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Representing Party's right (subject to the terms of the partnership agreement of PPAP) at all times to sell or otherwise dispose of all or any part of its Units under an exemption from such registration available under the Securities Act and applicable state securities laws. PPL was not formed for the specific purpose of acquiring an interest in PPAP.

     (d) The Representing Party acknowledges that (i) the Units to be issued hereunder by PPAP have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Units are represented by certificates, such certificates will bear a legend to such effect; (ii) PPAP's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations, warranties and covenants of the Representing Party contained herein; (iii) such Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available; (iv) there is no public market for such Units; (v) Units issued hereunder are not transferable without the prior written consent of the general partner of PPAP; and (vi) PPAP has no obligation or intention to register such Units for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws. The Representing Party hereby acknowledges that because of the restrictions on transfer or assignment of such Units to be issued hereunder set forth in the partnership agreement of PPAP and/or in a share restriction agreement, the Representing Party may have to bear the economic risk of the investment commitment evidenced by the Agreement and any Units acquired hereby for an indefinite period of time, and that, under the terms of the partnership agreement of PPAP, as it will be in effect on the Closing Date, Units will not be redeemable at the request of the holder thereof for cash (or at the option of PPL REIT, for common stock in PPL REIT) prior to the first anniversary of their issuance.

     (e) The Representing Party is domiciled in or resides in Texas or Georgia and has no present intention of becoming a resident of any country, state or jurisdiction other than Texas or Georgia.

                                      (9)

                                 ARTICLE III.

                                    CLOSING

     1.031    The Closing and the Closing Date.  The acquisition of the
              --------------------------------
Contributed Assets contemplated by the terms and conditions of this Agreement shall be consummated at the Closing to be held on the Closing Date.

     1.032    PPL's Obligations at the Closing.
              --------------------------------

     (a)   At the Closing, PPL shall do the following:

           (i) Execute, acknowledge, and deliver to PPAP good and sufficient bills of sale, and assignments and assumption agreements of the Contributed Assets (the "Assignment") in the form approved by the parties conveying the Assumed Contracts and title in and to the Fixed Assets and Miscellaneous Assets free and clear of all liens or encumbrances;

           (ii) Execute, acknowledge and deliver to PPAP a Closing Certificate (herein so called) in the form approved by the parties which shall, among other things, certify, represent and warrant to PPAP as of the date of Closing, that each of the representations and warranties contained in
     Section 2.05 and 4.01 of this Agreement is and continues to be true and correct on the date of Closing in all material respects, provided, should an event occurring during the pendency of this Agreement make any of such representations and warranties not correct on the Closing Date, such non-compliance shall be indicated and described on the Closing Certificate;

           (iii) Execute, acknowledge and deliver an affidavit in form reasonably acceptable to PPAP, stating, under penalty of perjury, PPL's U.S. taxpayer identification number and that PPL is not a "foreign person" within the meaning of Section 1445 of the Code;

           (iv) Deliver to PPAP satisfactory evidence that all necessary corporate action has been taken with respect to the consummation of the transaction contemplated hereby;

           (v) Deliver to PPAP the originally executed Assumed Contracts, including amendments;

           (vi)  Execute and deliver to PPAP the Lockup Agreements;

                                      (10)

           (vii) Deliver to PPAP original executed copies of the consents of each party other than PPL to the assignment to PPAP (or its assignee or designee) of each Service Contract that is not terminable on thirty (30) days (or less) notice; and

           (viii) Deliver to PPAP such other assignments and documents as may be required pursuant to the provisions hereof or mutually agreed by counsel for PPL and PPAP to be necessary to fully consummate the transaction contemplated hereby.

     (b) If PPL fails or is unable to deliver any of the items set forth in this Section 3.02 at the Closing, PPAP may (i) elect to waive such failure and close the transaction, or (ii) exercise any one or more of its options under
Section 6.01(b) hereof.

     1.033    PPAP's Obligations at the Closing.
              ---------------------------------

     (a) At the Closing, and upon receipt of all items to be delivered to PPAP under Section 3.02 above, PPAP shall do the following:

            (i) Deliver the Purchase Price in accordance with Section 2.01 hereof;

            (ii) Execute and deliver to PPL counterparts of the Assignments to be executed and delivered by PPL pursuant to Section 3.02 above;

            (iii) Deliver to PPL such other instruments or documents as may be required pursuant to the terms hereof or mutually agreed by counsel for PPL and PPAP to be necessary to fully consummate the transaction contemplated hereby.

     (b)  If PPAP fails or is unable to deliver any items set forth in this
Section 3.03 at the Closing, PPL may (i) elect to waive such failure and close the transaction, or (ii) exercise its remedies under Section 6.02(b) hereof.

                                      (11)

                                  ARTICLE IV

              REPRESENTATIONS AND WARRANTIES, SURVIVAL, COVENANTS


     1.041   Representations and Warranties of PPL :
             --------------------------------------

     PPL hereby represents and warrants to PPAP the following:

     (a)  Formation and Qualification.  PPL has been duly formed and is validly
          ---------------------------
existing as a corporation under the laws of the State of Delaware, and is duly registered or qualified to do business in the State of Texas and in each other jurisdiction where its assets or operations require it to be so qualified. The execution, delivery and performance of this Agreement and all other documents, instruments and agreements to be executed and delivered by PPL hereunder are within the corporate power of PPL and have been duly authorized by all necessary and appropriate corporate power.

     (b)  No Violation.  Neither the execution and delivery of this Agreement
          ------------
nor the consummation of the transaction contemplated hereby conflict with or will result in a material breach of any of the provisions of, or constitute a default under, any agreement or instrument to which PPL is a party or by which it or any of the Contributed Assets is bound. Notwithstanding the foregoing, no such representation is made by PPL with respect to the assignment hereunder of any Service Contract terminable by the other party for any reason on 30 days (or less) notice. There are no actions, voluntary or involuntary, pending against PPL under any bankruptcy, reorganization, arrangement, insolvency or similar federal or state statute. PPL has taken no action, and is aware of no act, deed, writing or fact, which would prevent or impede its ability to sell and assign the Assumed Contracts to PPAP.

     (c)  FIRPTA.  PPL is not a "foreign person" as defined in Section
          ------
1445(f)(3) of the Code of 1986.

     (d)  Litigation.  As of the date hereof, to PPL's Actual Knowledge, there
          ----------
is not any pending, nor has PPL received written notice of, any threatened proceeding, suit or action against PPL which, if adversely decided, would prevent or materially delay the consummation of the transactions contemplated by this Agreement or materially adversely affect the Contributed Assets.

     (e)  Financial Statements.  To PPL's Actual Knowledge, the PPL Financial
          --------------------
Statements present fairly the financial condition of PPL as of their respective dates and the results of operations of PPL for the periods reflected therein.

                                      (12)

     (f)  Books and Records. PPL has made available to PPAP all Books and
          -----------------
Records. All such Books and Records are in all material respects true, complete and correct.

     (g)  Employee Benefit Plans.  All employee benefit plans (as defined in
          ----------------------
ERISA Section 3(3)) and other benefit plans or arrangements, including employment or termination agreements and stock-based compensation awards, to which PPL or an ERISA Affiliate is a party (the "PPL Benefit Plans") are set forth on Schedule 4.01(g). True, correct and complete copies of the PPL Benefit
         ----------------
Plans, associated trust documents, and, if applicable, the most recent Determination Letter (as defined below), Form 5500 and summary plan description for each PPL Benefit Plan have been made available to PPAP. Any PPL Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (a "Determination Letter") from the Internal Revenue Service and has received or timely filed for a Determination Letter with respect to plan amendments required by "TRA" (as defined in Rev. Proc. 93-39, 1993-2 C.B. 513). To PPL's Actual Knowledge, nothing has occurred which would prevent or cause the loss of qualification under Section 401(a) of the Code.
All contributions required to be made by PPL under the terms of a PPL Benefit Plan, including employee deferrals under a qualified cash or deferred arrangement (within the meaning of Code Section 401(k)), either (A) have been timely contributed to the trustee of such plan or (B) to the extent any such deferrals or contributions are not required by the terms of the plan or applicable law to have been contributed as of the date hereof, have been properly accrued for contribution to the trustee of such plan, and such accruals are reflected in the PPL Financial Statements. Neither PPL nor any ERISA Affiliate has ever maintained or contributed to a plan subject to Title IV or
Section 302 of ERISA or Section 412 of the Code.  Except as set forth on
Schedule 4.01(g), PPL has no obligation to provide retiree health and life
- ----------------
benefits under any PPL Benefit Plan, other than benefits mandated by Section 4980B of the Code. Each PPL Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, and all filings disclosures and notices required by ERISA or the Code (including notices under Section 4980B of the Code) have been timely made. There is no material pending legal action, suit or claim relating to the PPL Benefit Plans, or, to PPL's Actual Knowledge, threatened claims, actions or lawsuits, other than routine claims for benefits in the ordinary course.

     (h)  Labor Matters. Except as set forth in Schedule 4.01(h), PPL is not a
          -------------                         ----------------
party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. Except as set forth in Schedule 4.01(h), to the knowledge of PPL, there are no
                       ----------------
organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of PPL.

                                      (13)

     (i)  Contracts and Commitments.  Each Assumed Contract executed on or
          -------------------------
before the date hereof is in full force and effect, has not been modified or supplemented or amended, and is a valid and binding obligation of PPL enforceable in accordance with its terms. As of Closing, each Assumed Contract will be in full force and effect, shall not have been modified or supplemented or amended, and will be a valid and binding obligation of PPL enforceable in accordance with its terms. PPL has performed each term, covenant and condition of each of the Assumed Contracts that is to be performed by it at or before the date hereof, except to the extent any such non-performance has been waived or is not material. No event has occurred that would, with the passage of time or compliance with any applicable notice requirements, constitute a default by PPL or, to PPL's Actual Knowledge, any other party under any of the Assumed Contracts, and, to PPL's Actual Knowledge, no party to any of the Assumed Contracts intends to cancel, terminate or exercise any option under any of the Assumed Contracts. Copies of the Assumed Contracts have been or will be delivered or made available to PPAP and when delivered were or will be true, correct and complete. The list of Service Contracts attached as Exhibit A-2 contains a complete and accurate list of the names of the parties, the date of each Service Contract (and any amendments thereto) the space and property covered thereby and the current fee(s) payable thereunder. To PPL's Actual Knowledge, no party to a Service Contract is currently contesting (in writing) any fee charged under any of the Service Contracts or is currently claiming (in writing) any overcharge of expenses. PPL has not received notice of a default that has not been cured under any of the Assumed Contracts. PPL's historical billing practices to clients under the Service Contracts is consistent with the requirements of each Service Contract.

     (j)  Title.  PPL is the sole owner of good and marketable title to all of
          -----
the Contributed Assets, free and clear of any and all mortgages, liens encumbrances, pledges or security interests. Upon delivery of the Contributed Assets at the Closing and upon payment of the Purchase Price, good and marketable title to all of the Contributed Assets, free and clear of any and all mortgages, liens, encumbrances, pledges or security interests will pass to PPAP.

     (k)  Compliance with Existing Laws.  PPL possesses all material
          -----------------------------
Authorizations, each of which is fully paid, valid and in full force and effect, no material provision, condition or limitation of any of the Authorizations has been breached or violated or will be breached or violated by the consummation of the transactions contemplated by this Agreement and will not be revoked, invalidated or violated by the consummation of the transactions contemplated by this agreement. To PPL's Actual Knowledge, it has not received from any governmental authority with jurisdiction written notice within the past three years, of any

                                      (14)
violation of any provision of any governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies or insurance boards of underwriters, with respect to the ownership, operation, use, maintenance or condition of, or goods or services provided under, the Insurance Assets, the Alliance Interest, the Fixed Assets or the Miscellaneous Assets, or any part thereof, which has not been remedied.

     (l)  Insurance.  PPL has obtained and maintained in full force and effect
          ---------
since January 1, 1990 with reputable insurance companies and in commercially reasonable amounts casualty, liability and other insurance policies with respect to its office and industrial property management, facilities management, leasing, development and related businesses.

     (m)  Project-Level Representations.  With respect to each Project and each
          -----------------------------
real property owned, directly or indirectly, by PPAP (each, a "PPAP Project"), other than those Projects which are the subjects of the Real Estate Contracts listed as items (a) and (i)-(l) on Exhibit A-1, PPL hereby makes representations and warranties in the form of those representations and warranties provided by the selling entity in Sections 4.01(g)-(s) of the Agreement of Purchase and Sale by and between Prentiss Properties Itasca, Inc. and PPL, dated as of August 5, 1996, the form of which representations and warranties is hereby incorporated by reference (including the definitions of defined terms) as if set forth in full herein. PPL shall make such representations regardless of whether for each such Project or PPAP Project the respective selling entity or selling entities provided such representations and warranties in its respective Real Estate Contract.

     1.042 Representations and Warranties of PPAP .  PPAP hereby represents and
           ---------------------------------------
warrants to PPL the following:

     (a)   Formation and Qualification.  PPAP has been duly formed and is
           ---------------------------
validly existing as a limited partnership under the laws of the State of Delaware, and is duly registered or qualified to do business in the State of Texas and in each other jurisdiction where its assets or operations require it to be so qualified. The execution, delivery and performance of this Agreement and all other documents, instruments and agreements to be executed and delivered by PPAP hereunder are within the corporate power of PPAP and have been duly authorized by all necessary and appropriate corporate power.

     (b)   No Violation.  The consummation of the transactions contemplated by
           ------------
this Agreement will not conflict with or will result in a material breach of any of the provisions of, or constitute a default under, any agreement or instrument to which PPAP is a party or by which it is bound. There are no actions,

                                      (15)
voluntary or involuntary, pending against PPAP under any bankruptcy, reorganization, arrangement, insolvency or similar federal or state statute.

     (c)   Litigation.  As of the date hereof PPAP has not received written
           ----------
notice of any threatened proceeding, suit or action against PPAP which, if adversely decided, would prevent or materially delay the consummation of the transactions contemplated by this Agreement.

     (d)   No Brokers. PPAP has not entered into any contract, arrangement or
           ----------
understanding with any person or firm which may result in the obligation of PPL or PPAP to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, other than to Lehman Brothers, Inc. in connection with the IPO. PPAP is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     1.043     Survival of Representations and Warranties.  Except as otherwise
               ------------------------------------------
set forth herein, the representations and warranties set forth in Sections 4.01 and 4.02 hereof shall be continuing and shall be true and correct on and as of the Closing Date with the same force and effect as if made at that time, and all of such representations and warranties, other than those set forth in subparagraphs 4.01 (a) and (b) and 4.02(a) and (b), shall survive the Closing for a period of twelve (12) months, at which time they shall expire and terminate and be of no further force and effect unless a claim for breach thereof has been instituted within such twelve (12) month period. The representations and warranties set forth in Sections 4.01(a) and (b) and 4.02(a) and (b) shall survive the Closing without limitation of time constraints.

     1.044     Obligation to Notify Parties of Change.  If, prior to the Closing
               --------------------------------------
Date, either PPL or PPAP becomes aware that any representation or warranty set forth in Sections 4.01 or 4.02 hereof which was true and correct on the date hereof has become incorrect in any material respect, either prior to or at Closing, due to changes in conditions or the discovery of information by PPL or PPAP of which PPL or PPAP was unaware on the date hereof, PPL or PPAP, as the case may be, shall immediately notify the other party hereto thereof and upon receipt of such notification, if such change is material and adverse with respect to the Contributed Assets or the acquisition of the Contributed Assets, PPAP or PPL, as the case may be, shall have the option of terminating this

                                      (16)

Agreement whereupon this Agreement shall become null and void and of no further force or effect and neither party shall have any further obligation one to the other. If a party receiving notice of such change does not exercise its option to terminate this Agreement by reason of any such change in conditions, appropriate modifications shall be made in the terms hereof to reflect the change in the conditions to the mutual satisfaction of PPL and PPAP.

     1.045     Operation of PPL and Contributed Assets Prior to Closing.  PPL
               --------------------------------------------------------
shall (a) continue to diligently provide services under the Service Contracts in the ordinary course of business between the date hereof and the Closing Date,
(b) keep, observe, and perform or cause to be performed all of its obligations and (c) not terminate or cause the termination of any Service Contract except as the result of the default of the other party thereto thereunder. PPL shall notify PPAP if any material Service Contract is terminated after the date of this Agreement.

                                  ARTICLE V.

                             CONDITIONS TO CLOSING

     1.051     Conditions Precedent to PPAP's Obligations.  The obligations of
               ------------------------------------------
PPAP hereunder to consummate the transactions contemplated hereby are subject to the satisfaction, as of the Closing Date, or within the time periods specified herein below, of each of the following conditions (any of which may be waived in whole or in part in writing by PPAP at or prior to the Closing):

     (a) The representations and warranties of PPL set forth herein shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties have been made on and as of the Closing Date:

     (b) PPL shall have performed, observed and complied with all of the covenants, agreements and conditions required by this Agreement to be performed, observed and complied in all material respects with by PPL prior to or as of the Closing Date;

     (c) The closings of the IPO and the PPAP Purchase Agreement (as defined in Section 2.01(a)(ii)) shall have occurred; and

     (d) PPAP shall have received a consent from each party to any Service Contract which is not terminable on 30 days or less notice and which requires consent to assignments, to the assignment of the Service Contract to PPAP hereunder.

     1.052     Consequences of The Failure of Section 5.01 Conditions
               ------------------------------------------------------
Precedent. The consequences of the failure of the conditions precedent to PPAP's
- ---------
obligations to consummate the transaction contemplated hereby as set forth in
Section 5.01 above are as follows:

                                      (17)

     (a) In the event that the Closing Date has been established, PPAP is ready, willing and able to consummate the acquisition of the Contributed Assets and the conditions set forth in subparagraphs (a) and/or (b) of Section 5.01 have not been satisfied, PPL shall be deemed in default hereunder and PPAP shall have the option to either (i) waive those conditions and proceed with the Closing or (ii) exercise its rights and remedies set forth in Article VI.

     (b) In the event on or before the Closing Date the conditions set forth in subparagraphs (c), (d) or (e) of Section 5.01 above have not been satisfied, PPAP shall have the option to either (i) waive those conditions and proceed with the Closing or (ii) terminate this Agreement whereupon this Agreement shall become null and void and of no further force or effect and neither party shall have any further obligation one to the other.

     1.053     Conditions Precedent to PPL's Obligation to Close.
               -------------------------------------------------

     (a)   Other Agreements.  Notwithstanding anything to the contrary contained
           ----------------
herein, the obligations of PPL to consummate the transaction contemplated hereby are expressly conditioned upon the closing of the IPO and assignment of the Real Estate Contracts to PPAP. In the event of the failure of such conditions, PPL shall have the option to either (i) waive those conditions precedent and proceed with the Closing or (ii) terminate this Agreement in which event this Agreement shall become null and void and of no further force or effect, and neither party shall have any further obligation one to the other, except to the extent that any obligation survives the earlier termination of this Agreement.

     (b)   Outside Closing Date.  In the event (i) the condition precedent to
           --------------------
PPAP's obligations to consummate the transaction contemplated hereby set forth in Section 5.01(c) has not been satisfied on or before December 31, 1996, in a manner to permit the transactions contemplated hereby and by the Real Estate Contracts to be consummated and funded by such date, or (ii) PPAP has not designated a Closing Date within a sufficient period of time to permit the timely closing of the transaction contemplated hereby on or before December 31, 1996, or (iii) PPAP has not designated a Closing Date within ten (10) business days following the date the IPO has occurred, then in such event this Agreement shall terminate and become null and void and of no further force or effect on the earlier of December 31, 1996, or on the tenth (10th) business day following the date of the occurrence of the IPO, and neither party shall have any further obligation one to the other.


                                  ARTICLE VI.

                             DEFAULTS AND REMEDIES

                                      (18)

     1.061     PPL's Defaults; PPAP's Remedies.
               -------------------------------

     (a)   PPL's Defaults.  PPL shall be deemed to be in default hereunder in
           --------------
the event that any of PPL's representations hereunder are determined to be false or misleading in any material respect or in the event PPL shall fail in any material respect to meet, comply with, or perform any covenant, agreement, or obligation on its part required within the time limits and in the manner required in this Agreement.

     (b)   PPAP's Remedies.  In the event PPL shall be deemed to be in default
           ---------------
hereunder for any other reason, by virtue of the occurrence of any one or more of the events specified in Section 6.01(a) above, PPAP may at its election (i) bring suit against PPL to enforce specific performance of this Agreement together with such actions as may be available at law or in equity to recover PPAP's actual out-of-pocket costs in the performance of reasonable due diligence, or (ii) terminate this Agreement. In the remedy of specific performance is not available, PPAP shall have no remedy for damages other than the aforementioned out-of-pocket costs. Notwithstanding anything to the contrary contained herein, PPL's liability for a breach of any representation or warranty hereunder or any other default by PPL hereunder shall be limited to the return of the Units that PPL received at Closing.

     1.062     PPAP's Default; PPL's Remedies.
               ------------------------------

     (a)   PPAP's Defaults.  PPAP shall be deemed to be in default hereunder in
           ---------------
the event that any of PPAP's representations hereunder are determined to be false or misleading in any material respect or in the event that PPAP shall fail in any material respect to meet, comply with, or perform any covenant, agreement, or obligation on its part required within the time limits and in the manner required in this Agreement.

     (b)   PPL's Remedy.  IN THE EVENT PPAP SHALL BE DEEMED TO BE IN DEFAULT AS
           ------------
SET FORTH IN SECTION 6.02(a) ABOVE PRIOR TO CLOSING AND PPL DOES NOT WAIVE SUCH DEFAULT, PPL, AS ITS SOLE AND EXCLUSIVE REMEDY FOR SUCH DEFAULT, SHALL BE ENTITLED TO RETAIN THE INDEPENDENT CONSIDERATION, IT BEING AGREED BETWEEN PPAP AND PPL THAT SUCH SUM SHALL BE LIQUIDATED DAMAGES FOR SUCH DEFAULT OF PPAP BECAUSE OF THE DIFFICULTY, INCONVENIENCE AND UNCERTAINTY OF ASCERTAINING ACTUAL DAMAGES FOR SUCH DEFAULT. IN PLACING THEIR INITIALS AT THE PLACES PROVIDED, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE NOTWITHSTANDING THE FOREGOING, THE PROVISIONS OF THIS SECTION 6.02(b) SHALL NOT LIMIT IN ANY MANNER PPAP'S INDEMNITY OBLIGATIONS SET FORTH IN SECTIONS 8.01 OR
8.03 HEREOF.

                                                       PPL'S INITIALS:
                                                                      ----------

                                      (19)

                                                      PPAP'S INITIALS:
                                                                      ----------
     1.063     Attorneys' Fees.  Should either party employ an attorney or
               ---------------
attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, the non prevailing party in any action pursued in courts of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages, and expenses, including attorneys' fees, expended or incurred in connection therewith.

                                 ARTICLE VII.

                    CLOSING COSTS; POST CLOSING ADJUSTMENTS

     1.071     Closing Costs.  Costs of closing the transaction contemplated
               -------------
hereby shall be allocated between PPL and PPAP as follows:

     (a) PPL shall pay the costs, if any, incurred by PPL in connection with the performance of its obligations hereunder.

     (b) PPAP shall pay the costs incurred in respect to any transfer, deed, stamp or other similar conveyance taxes and the costs, if any, incurred by PPAP in connection with the performance of its obligations hereunder.

     (c) All other expenses incurred by PPL or PPAP with respect to the Closing, including, but not limited to, attorneys' fees of PPAP and PPL, shall be borne and paid exclusively by the party incurring same, without reimbursement, except to the extent otherwise specifically provided herein.

     1.072     Post-Closing Adjustments.
               ------------------------

     (a) PPL shall pay to PPAP in cash any prepaid fees received by PPL under the Service Contracts for periods after the Closing Date, within 30 days after the Closing Date, or promptly upon receipt if received after the Closing Date;

     (b) PPAP shall promptly pay to PPL any fees received by PPAP under the Service Contracts for periods prior to the Closing Date;

     (c) If on or after the Closing PPAP receives any bill or invoice all or a portion of which relates to periods prior to the Closing Date, PPAP will refer such bill (or the portion thereof that relates to periods prior to the Closing
Date) to PPL and PPL agrees to pay such bill or invoice (or portion thereof) promptly upon receipt. If PPL does not pay such bill (or portion thereof) in a timely manner, PPAP may, at its option, pay such bill or invoice and PPL shall become liable to PPAP for the full amount of such payment.

                                      (20)

     (d) If on or after the Closing PPL receives any bill or invoice which relates to periods on or after the Closing Date, PPL will refer such bill to PPAP, accompanied by PPL's check representing payment for the allocable portion of such bill, if any, representing charges relating to periods prior to the Closing Date, and PPAP agrees to pay such bill or invoice promptly upon receipt. If PPAP does not pay such bill in a timely manner, PPL may, at its option, pay such bill or invoice and PPAP shall become liable to PPL for the full amount of such payment.

                                 ARTICLE VIII.

                                INDEMNIFICATION

     1.081     Brokerage Commissions.  Each party hereto represents and warrants
               ---------------------
to the other that such party has incurred no liability to any real estate broker or agent with respect to the payment of any commission regarding the consummation of the transaction contemplated hereby. It is agreed that if any claims for commissions or fees, including, without limitation, brokerage fees, finder's fees, or commissions, are ever made against PPL or PPAP in connection with this transaction, all such claims shall be handled and paid by the party whose actions or alleged commitments form the basis of such claim and such party shall indemnify and hold harmless the other from and against all such claims or demands with respect to any brokerage fees, finder's fees, or agents' commissions or other compensation asserted by any person, firm, or corporation in connection with this Agreement or the transactions contemplated hereby. The provisions of this Section 8.01 shall expressly survive the early termination of this Agreement.

     1.082     PPL Indemnity.  PPL agrees to indemnify and hold PPAP harmless of
               -------------
and from all liabilities, claims, demands and expenses, of any kind or nature, known or unknown, fixed or contingent, arising or accruing on or before the Closing Date related to the ownership, maintenance an/or operation of or under the Contributed Assets, and all expenses related thereto, including, without limitation, court costs and attorneys' fees. Subject to the limitation on remedies set forth in Section 6.01(b), the foregoing indemnity shall also apply to any such claims, demands, causes of action, losses, damages, liabilities, costs or expenses asserted against or incurred by PPAP at any time or from time to time by reason of or arising out of the breach of any representation or warranty of PPL set forth herein.

     1.083     PPAP Indemnity.  PPAP agrees to indemnify and hold PPL harmless
               --------------
of and from all liabilities, claims, demands and expenses, of any kind or nature, known or unknown, fixed or contingent, arising or accruing subsequent to the Closing Date related to the ownership, maintenance and/or operation of or under the Contributed Assets, and all expenses related thereto, including, without limitation, court costs and attorneys' fees.

                                      (21)

The foregoing indemnity shall also apply to any such claims, demands, causes of action, losses, damages, liabilities, costs or expenses asserted against or incurred by PPL at any time or from time to time by reason of or arising out of the breach of any representation or warranty of PPAP set forth herein.


                                  ARTICLE IX.

                                   EMPLOYEES

     1.091     Property Employees.  PPAP and/or an Affiliate of PPAP
               ------------------
(collectively, the "Post-Closing Employer") shall offer employment to all persons employed by PPL "on-site" at a Project or employed at a central or regional office substantially all of whose business time is devoted to the ownership, operation, or providing of services, or maintenance of the Contributed Assets ("Employees"), such employment to be offered at such base salary as is paid to the Employees as of the Closing Date (such base salaries not to be increased materially following the date of this Agreement), such employment to commence at Closing, provided however that the Post-Closing Employer shall not be obligated to assume or be responsible for any obligations of PPL prior to Closing, including without limitation obligations to or in respect to such persons, and any other obligations for any claims for salary or pursuant to any PPL Benefit Plan. PPL agrees to make adequate disclosure and give any notice required by law to Employees before Closing with respect to the transactions contemplated hereby and the effects on benefits and severance of all Employees, and to pay on behalf of itself (or cause to be paid) any and all vacation, severance pay and other claims for periods of service prior to Closing of any or all of Employees. Nothing in this Agreement shall limit the Post-Closing Employer from taking any action at any time after Closing in respect of its employees or the terms and conditions of employment. Nothing in this Agreement is intended to give any Employees any right to continued employment after Closing. As of the Closing Date, the Employees are all employees of PPL.

     The rights of any Employees who may be hired by the Post-Closing Employer in respect of employee benefits on or after Closing shall be governed by the terms of the employee plans or programs (if any) maintained, established or contributed to by PPAP or an Affiliate of PPAP, and such employees will have no rights or claims against PPAP, any Affiliate of PPAP or any of PPAP's or an Affiliate of PPAP's employee benefit plans or program except as they may be entitled to benefits accrued thereunder as a result of their employment by the Post-Closing Employer on or after Closing. Employees will not be third party beneficiaries of this Agreement. PPL shall have no liability for any matter concerning any such plan.

                                      (22)

     1.092     Indemnification.  (a)  PPL will remain fully responsible for and
               ---------------
will defend, indemnify and hold PPAP and its Affiliates and their respective partners, officers, directors, shareholders, employees and agents harmless from and against any and all liabilities and obligations arising prior to Closing out of PPL's relationship with Employees and any termination, layoff, or other alteration by PPL of Employees' status, compensation or benefits, including without limitation any such liabilities or obligations for (without in any case determining or admitting that any Employee is covered by any of the following):
(i) vacation pay and severance pay arising prior to Closing; (ii) any claims arising prior to Closing under any federal or state law, statute, executive order, or regulation, governing wages, hours, fair employment practices, or other terms and conditions of employment, including but not limited to Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 1981, the Age Discrimination in Employment Act of 1967, the National Labor Relations Act, the Fair Labor Standards Act, the Equal Pay Act, the Rehabilitation Act, the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification Act and ERISA relating to the operations of PPL or the PPL Benefit Plans; (iii) any claims arising prior to Closing for breach of an employment contract, whether brought under the common law or pursuant to statute, for wrongful discharge, or for any causes of action arising from the termination of employment by PPL; (iv) all employee benefit plans or programs, including the PPL Benefit Plans and any other welfare, pension, retirement, savings and profit sharing plan; and (v) all of Employees' vested or owned benefits and rights with respect to PPL, if any, and all expenses attributable thereto. PPL agrees to be financially responsible for all worker's compensation claims having any accident date prior to Closing, even if such claims are brought against PPAP or any Affiliate of PPAP after Closing.

     PPL shall also be fully responsible for health claims incurred by (a) former PPL employees whose employment with PPL terminates prior to the Closing Date and (b) the "qualified beneficiaries," within the meaning of Section 4980B of the Code, of such former employees, if such claims are payable under a health plan or policy of PPL, PPAP, or an Affiliate of PPAP as a result of an election offered to and made by such former employees or qualified beneficiaries in accordance with Section 4980B of the Code. PPL shall be responsible for the claims described in the preceding sentence whether or not PPAP or an Affiliate of PPAP (a) is deemed to be a PPL Successor (as defined below) or (b) pays such claims, and PPL will defend, indemnify and hold PPAP and its Affiliates and their respective partners, officers, directors, shareholders, employees and agents harmless from and against any such claims. As used in this paragraph, a "PPL Successor" is any entity that is treated under applicable law as a successor of PPL for purposes of the health care continuation coverage requirements of Section 4980B of the Code.

                                      (23)

     (b) PPAP will remain fully responsible for and will defend, indemnify and hold PPL and its Affiliates and their respective partners, officers, directors, shareholders and employees and agents harmless from and against any and all liabilities and obligations arising after the Closing Date out of PPAP's relationship with Employees for (without in any case determining or admitting that any Employee is covered by any of the following): (i) vacation pay and severance pay arising after Closing; (ii) any claims arising after Closing under any federal or state law, statute, executive order, or regulation, governing wages, hours, fair employment practices, or other terms and conditions of employment, including but not limited to Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 1981, the Age Discrimination in Employment Act of 1967, the National Labor Relations Act, the Fair Labor Standards Act, the Equal Pay Act, the Rehabilitation Act, the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification Act and ERISA relating to the operations of PPAP or any of its Affiliates or the benefit plans of PPAP; (iii) any claims arising after Closing for breach of an employment contract, whether brought under the common law or pursuant to statute, for wrongful discharge, or for any causes of action arising from the termination of employment by PPAP or any of its Affiliates; (iv) all employee benefit plans or programs and any welfare, pension, retirement, savings and profit sharing plan; and (v) all of Employees' vested or owned benefits and rights with respect to PPAP or any of its Affiliates, if any; and all expenses attributable thereto. PPAP agrees to be financially responsible for all worker's compensation claims having any accident date after Closing.


                                  ARTICLE X.

                                 MISCELLANEOUS

     1.101     Notice.  Whenever any notice may be given or is required to be
               ------
given under the terms of this Agreement, the same shall be given in writing and either sent by certified mail, return receipt requested, postage pre-paid or by a national overnight delivery service, delivery pre-paid or delivered by hand with written receipt acknowledged, or by telecopy followed by another permitted means of delivery. For purposes of giving notice hereunder the addresses of the respective parties are:

          If to PPAP:

               Mr. Dennis J. DuBois
               c/o Prentiss Properties Limited, Inc.
               1717 Main Street, Suite 5000
               Dallas, Texas 75201
               Facsimile: (214) 748-1742

                                      (24)

          If to PPL:

               Mr. Michael V. Prentiss
               c/o Prentiss Properties Limited, Inc.
               1717 Main Street, Suite 5000
               Dallas, Texas 75201
               Facsimile: (214) 748-1742

or to such other address as any party shall specify by written notice, so given, and such notice shall be deemed to have been delivered as of the date so delivered.

     Any notice required or given hereunder shall be deemed received when received if sent by telecopy, hand or overnight delivery service, or seven (7) days after posting if sent by certified mail, return receipt requested.

     1.102     Assignment; Successors and Assigns.  PPAP shall have the right,
               ----------------------------------
without the consent of PPL, to assign any or all of its rights under this Agreement to any Affiliate of PPAP or PPL REIT, or to designate any Affiliate of PPAP or PPL REIT to take ownership hereunder of any or all of the Contributed Assets. PPL shall not assign any or all of its rights hereunder without the prior consent of PPAP. All rights and obligations of the parties hereto under this Agreement shall inure to and be binding on their respective successors and assigns.

     1.103     Severability.  If any provision of this Agreement shall be in
               ------------
violation of any applicable law or unenforceable for any reason, the invalidity or unenforceability of any provision shall not invalidate or render unenforceable any other provision hereof, which other provisions shall remain in full force and effect.

     1.104     Entire Agreement.  This Agreement and the other documents
               ----------------
contemplated hereby and thereby constitute the entire agreement between the parties hereto and thereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto.

     1.105     Modification.  This Agreement may be modified only by a written
               ------------
instrument duly executed by the parties hereto.

     1.106     Incorporation by Reference.  All of the Exhibits and Schedules
               --------------------------
attached hereto are by this reference incorporated herein and made a part hereof.

     1.107     Cooperation; Further Assurances.  PPL covenants and agrees to
               -------------------------------
sign, execute and deliver or cause to be signed, executed and delivered and to do or make, or to cause to be done or made, upon the written request of PPAP, any and all agreements,

                                      (25)
assignments, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required for the purpose of or in connection with the transactions contemplated hereby, including but not limited to qualifying the issuance of Units hereunder for an exemption under the Securities Act and applicable state securities laws.

     1.108     Time is of the Essence.  Time is of the essence with respect to
               ----------------------
every provision of this Agreement.

     1.109     Days.  If any action is required to be performed, or if any
               ----
notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

10.10     Applicable Law.  THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND
          --------------
ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE LAWS OF THE JURISDICTION IN WHICH ANY REAL PROPERTY IS LOCATED ARE MANDATORILY APPLICABLE TO A PROVISION OF THIS AGREEMENT.

     10.11     Survival of Representations and Warranties.  The representations
               ------------------------------------------
and warranties contained herein shall survive the Closing for 12 months from the date of Closing.

     10.12     Counterparts.  To facilitate execution, this Agreement may be
               ------------
executed in as many counterparts as may be required. It shall not be necessary that the signatures on behalf of all parties appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

     10.13     No Third Party Beneficiaries.  There are no third-party
               ----------------------------
beneficiaries of this Agreement, express or implied, and no party who is not a signatory to this Agreement shall have any rights or remedies hereunder.

     10.14     Headings.  The headings contained in this Agreement are for
               --------
reference purposes only and shall not in any way affect the meaning or interpretation hereof.


                       [Signatures appear on next page]

                                      (26)

     IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the parties hereto as of the date first above written.

PPAP:

PRENTISS PROPERTY ACQUISITION PARTNERS, L.P., a Delaware limited partnership

By:  Prentiss Property Acquisition, L.P., a
      Delaware limited partnership

 By:    Prentiss Property Acquisition, Inc., a
       Delaware corporation

     By:  /s/ Michael V. Prentiss
          ---------------------------------
     Its: Chairman and CEO
          ---------------------------------

PPL:

PRENTISS PROPERTIES LIMITED, INC.,
 a Delaware corporation

By:  /s/ Michael V. Prentiss
     -------------------------------------
Its: Chairman and CEO
     -------------------------------------

PRINCIPALS:
       /s/ Michael V. Prentiss
- ------------------------------------------
          MICHAEL V. PRENTISS

     /s/ Thomas F. August
- ------------------------------------------
          THOMAS F. AUGUST

     /s/ Dennis J. DuBois
- ------------------------------------------
          DENNIS J. DuBOIS

     /s/ Richard B. Bradshaw, JR.
- ------------------------------------------
          RICHARD B. BRADSHAW, JR.

                                                                     EXHIBIT A-1

                             REAL ESTATE CONTRACTS
                             ---------------------

(a) Agreement of Purchase and Sale by and between Lapco Industrial Parks and Prentiss Properties Limited, Inc.

(b) Agreement of Purchase and Sale of Partnership Interests by and among Prentiss O'Hare Illinois, Inc. and Prentiss O'Hare Illinois II, Inc., as selling partners, and Prentiss Properties Limited, Inc., as Purchaser, dated August 5, 1996.

(c) Agreement of Purchase and Sale of Partnership Interest by and between Prentiss Properties Itasca, L.P., as Selling Partner, and Prentiss Properties Limited, Inc., as Purchaser, dated August 5, 1996.

(d) Agreement of Purchase and Sale of Partnership Interest by and between Prentiss Properties Austin, L.P., as Selling Partner, and Prentiss Properties Limited, Inc., as Purchaser, dated August 5, 1996.

(e) Agreement of Purchase and Sale of Partnership Interests by and among LW-RTC, Inc., LW-LP, Inc. and NP Investment VI Co., as Selling Partners, and Prentiss Properties Limited, Inc., as Purchaser, dated August 5, 1996.

(f) Agreement of Purchase and Sale of Partnership Interest and Option Agreement by and between 11,000 Burnet Road Corporation, as Selling Partner, and Prentiss Properties Limited, Inc., as Purchaser, dated August 5, 1996.

(g) Agreement of Purchase and Sale of Partnership Interests by and among Fairview Eleven, Inc., Michael V. Prentiss, Thomas F. August, Dennis J. DuBois and Richard B. Bradshaw, Jr., as Selling Partners, and Prentiss Properties Limited, Inc., as Purchaser, dated August 5, 1996.

(h) Agreement of Purchase and Sale of Partnership Interests by and between Prentiss Properties C-2 Investors, L.P., as Selling Partner, and Prentiss Properties Limited, Inc., as Purchaser, dated August 5, 1996.

(i) Agreement of Sale (Real Property) by and between LW-SSP2, L.P. ("Seller") and Prentiss Properties Limited, Inc. ("Purchaser") (One Northwestern Plaza).

(j) Agreement of Sale (Real Property) by and between Property Asset Management, Inc. ("Seller") and Prentiss Properties Limited, Inc. ("Purchaser") (9050 Junction Drive).

                                      (i)

(k) Agreement of Sale (Real Property) by and between Property Asset Management, Inc. ("Seller") and Prentiss Properties Limited, Inc. ("Purchaser") (Cottonwood).

(l) Agreement of Sale (Real Property) by and between Property Asset Management, Inc. ("Seller") and Prentiss Properties Limited, Inc. ("Purchaser") (West Loop).

(m) Contingent Agreement of Purchase and Sale of Partnership Interests, Option and Right of First Refusal by and between Prentiss Properties Burnett, Inc. and Prentiss Properties Burnett II, Inc., as Selling Partners, and Prentiss Properties Limited, Inc., as Purchaser, dated August 5, 1996.

(n) Option to Purchase dated February 16, 1996, by and between Park West Commerce Center, L.L.C. and Prentiss Properties Limited, Inc.

(o) Option to Purchase, dated February 16, 1996, by and between Continental Executive Park, L.L.C. and Prentiss Properties Limited, Inc., as amended by First Amendment to Option to Purchase, dated May 6, 1996.

(p) Agreement of Sale of Partnership Interest, dated August 5, 1996, by and among New York Life Insurance Company, a New York mutual insurance company, Prentiss Properties Limited, Inc., a Delaware corporation, and Prentiss Properties Austin L.P., a Delaware limited partnership.

                                     (ii)

                                                                     EXHIBIT A-2

                               SERVICE CONTRACTS




                                     (iii)

                                                                       EXHIBIT B

                          SECOND AMENDED AND RESTATED
                   AGREEMENT OF LIMITED PARTNERSHIP OF PPAP




                                     (iv)

                                                                   SCHEDULE 2.03

                                EXCLUDED ASSETS




                                      (v)

                                                                SCHEDULE 4.01(g)

                            EMPLOYEE BENEFIT PLANS


                                     (vi)

                                                                SCHEDULE 4.01(h)

                                 LABOR MATTERS

     Any matters addressed in

     (i) the attached correspondence From Roger D. Meade, Esquire, to Mr. John O'Donnell, Field Examiner, NLRB Resident Office, Region 5, dated July 17, 1996, and the attached exhibits; or

     (ii) the attached Collective Bargaining Agreement by and between Building Owners and Managers Association of San Francisco and the International Union of Operating Engineers, Stationary Engineers, Local No. 39, 09/01/95 - 08/31/98.



                                     (vii)